As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AVERY DENNISON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan C. Miller, Esq.
Vice President and General Counsel
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Copies to:
J. Scott Hodgkins, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
	Proposed Maximum Offering
	Price Per Unit/	Amount of Registration
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price	Fee (1)
Common Stock, $1.00 par value	(2)	$(2)
Preferred Stock, $1.00 par value	(2)	$(2)
Depositary Shares	(2)	$(2)
Debt Securities	(2)	$(2)
Warrants	(2)	$(2)
Purchase Contracts	(2)	$(2)
Units	(2)	$(2)

(1)	The registration fee has been calculated in accordance with Rule 457(p) of the Securities Act of 1933, and the registration fee of $63,350 relating to $500,000,000 of unissued securities previously registered on Form S-3 (Registration Statement No. 333-120239, filed on November 5, 2004) is being carried forward. The amount of registration fee that will be paid for this registration statement will be offset by such previously paid amount.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS

AVERY DENNISON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities, preferred stock, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks.  See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, rights, warrants, purchase contracts and units from time to time and in one or more offerings. This prospectus only provides you with a summary description of our common stock. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “we,” “our” and “us” in this prospectus, we mean Avery Dennison Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Our web site address is http://www.averydennison.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

•	our Annual Report on Form 10-K for the year ended December 30, 2006;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007;

•	our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007;

•	our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007;

•	our Proxy Statement on Schedule 14A dated March 15, 2007;

•	our Current Report on Form 8-K filed with the SEC on January 18, 2007;

•	our Current Report on Form 8-K filed with the SEC on February 6, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 2, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 23, 2007;

•	our Current Report on Form 8-K filed with the SEC on April 23, 2007;

•	our Current Report on Form 8-K filed with the SEC on June 15, 2007;

•	our Current Report on Form 8-K filed with the SEC on June 19, 2007;

•	our Current Report on Form 8-K filed with the SEC on July 30, 2007;

•	our Current Report on Form 8-K filed with the SEC on August 16, 2007;

•	our Current Report on Form 8-K/A filed with the SEC on August 29, 2007;

•	our Current Report on Form 8-K filed with the SEC on October 1, 2007;

•	our Current Report on Form 8-K filed with the SEC on November 13, 2007;

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K and related exhibits furnished under Item 9.01 of Form 8-K are not incorporated herein by reference.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements. Such forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from expected results, performance or achievements expressed or implied by such forward-looking statements. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including, among others, risks and uncertainties relating to investment in development activities and new production facilities, fluctuations in cost and availability of raw materials; our ability and the ability of our subsidiaries to achieve and sustain targeted cost reductions, including cost synergies expected from the integration of the Paxar Corporation; our ability to generate sustained productivity improvements; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contracts or customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; business mix shift; credit risks; our ability to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including, among others, investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof, as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in government regulations; changes in U.S. or international economic or political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism and natural disasters; and other matters referred to in our SEC filings.

For a more detailed discussion of these and other risk factors, see Part  I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 as well as in Part II, Item IA. “Risk Factors” and Part I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007. The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

AVERY DENNISON CORPORATION

We are a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Headquartered in Pasadena, California, we are a FORTUNE 500 Company with sales of $5.6 billion for 2006. Following the acquisition of Paxar Corporation in June 2007, we had more than 30,000 employees in over 50 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by us include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.

Avery Dennison is a Delaware corporation. Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges are as follows for the periods indicated:

	Nine Months
	Ended
	Sept. 29,	Fiscal Year
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges(1)	3.9	5.9	5.1	5.4	4.9	6.1

Pro forma ratio of earnings to fixed charges(2)	2.8	3.4

(1) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and the portion of rent expense (estimated to be 35%) on operating leases deemed representative of interest.

(2) The pro forma ratios of earnings to fixed charges reflect the pro forma effects on earnings and fixed charges as defined in note (1) above, giving effect to the Paxar acquisition as if such acquisition had occurred on January 1, 2006, including incremental interest expense attributable to the notes offered pursuant to this offering memorandum and the remaining approximately $1,300,000,000 of borrowings (at a weighted average interest rate of 5.44% as of the closing date of the Paxar acquisition) utilized to fund the acquisition of Paxar.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in short-term investment grade securities.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	purchase contracts to purchase common stock, preferred stock or depositary shares; and

•	units.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF
COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Therefore, you should read carefully our Restated Certificate of Incorporation (the “Restated Certificate”) and our Bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Restated Certificate. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Pursuant to our Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of October 27, 2007, we had 106,480,795 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•	prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•	on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Preferred Stock

Under the Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock.

Preferred Share Purchase Rights

On October 23, 1997, our board of directors adopted a Rights Agreement (Rights Plan) and declared a dividend distribution of one preferred share purchase right (a Right) on each outstanding share of our common stock. The Rights expired on October 31, 2007. The company has not yet redesignated the Series A Junior Participating preferred stock underlying the Rights.

Registrar and Transfer Agent

Computershare is the registrar and transfer agent for our common stock.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP, Los Angeles, California, will pass upon the validity of the securities offered hereby for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 30, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Paxar Corporation at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed with the Commission on August 29, 2007 have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon appearing therein and are incorporated in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Under Sec Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers Avery Dennison Corporation (“Avery Dennison”) to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of Avery Dennison, or is or was serving as such with respect to another entity at the request of Avery Dennison. The DGCL also provides that Avery Dennison may purchase insurance on behalf of any such director, officer, employee or agent. Article VI of our Bylaws provides that Avery Dennison will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers. We have also entered into contractual arrangements with our directors and officers pursuant to which such persons may be entitled to indemnity from us against certain liabilities arising from the discharge of their duties in such capacities.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is apart of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on November 14, 2007.

AVERY DENNISON CORPORATION

By	/s/ Daniel R. O’Bryant
Daniel R. O’Bryant
Executive Vice President, Finance and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dean A. Scarborough, Daniel R. O’Bryant, and Karyn E. Rodriguez, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective upon filing pursuant Rule 462(b) under the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kent Kresa Kent Kresa	Chairman of the Board	November 14, 2007

/s/ Dean A. Scarborough Dean A. Scarborough	President and Chief Executive Officer, Director	November 14, 2007

/s/ Daniel R. O’Bryant Daniel R. O’Bryant	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	November 14, 2007

/s/ Mitchell R. Butier Mitchell R. Butier	Vice President and Controller ( Principal Accounting Officer)	November 14, 2007

Signature	Title	Date

/s/ Peter K. Barker Peter K. Barker	Director	November 14, 2007

/s/ Rolf Börjesson Rolf Börjesson	Director	November 14, 2007

/s/ John T. Cardis John T. Cardis	Director	November 14, 2007

/s/ Richard M. Ferry Richard M. Ferry	Director	November 14, 2007

/s/ David E. I. Pyott David E. I. Pyott	Director	November 14, 2007

/s/ Peter W. Mullin Peter W. Mullin	Director	November 14, 2007

/s/ Patrick T. Swiewart Patrick T. Swiewart	Director	November 14, 2007

/s/ Julia A. Stewart Julia A. Stewart	Director	November 14, 2007

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation, filed August 2, 2002 with the Delaware Secretary of State (incorporated by reference to Exhibit 3(i) to the Third Quarterly Report on Form 10-Q for 2002, filed November 12, 2002).
4.2		Bylaws, as amended, of Avery Dennison Corporation (incorporated by reference to Exhibit 3.2 to the Third Quarterly Report on Form 10-Q for 2004, filed November 4, 2004 and Exhibit 3.2.1 to the Current Report on Form 8-K, filed on July 25, 2007).
4.3		Form of Indenture.
4	.4*	Form of Note (to be included in supplemental indenture(s) to be entered into from time to time).
4	.5*	Form of Warrant.
4	.6*	Form of Warrant Agreement.
4	.7*	Form of Depositary Share.
4	.8*	Form of Depositary Agreement.
4	.9*	Form of Purchase Contract.
4	.10*	Form of Unit Agreement.
5.1		Opinion of Latham & Watkins LLP.
12.1		Statement regarding the computation of ratio of earnings to fixed charges for the nine months ended September 29, 2007 and the fiscal years ended 2006, 2005, 2004, 2003 and 2002.
23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3		Consent of Ernst & Young LLP, Independent Accountants
24.1		Powers of Attorney (contained on page II-5).
25	.1**	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, National Association under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**	Filed pursuant to Section 305(b)(2) of the TIA.